UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
August 23, 2011

WESTINGHOUSE SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101
Campbell, CA  95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:
 (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 23, 2011, Westinghouse Solar, Inc. (the “Company”) adopted and filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Certificate of Amendment”) to amend the Certificate of Designation of Preferences, Rights and Limitations of Series B 4% Convertible Preferred Stock to amend the terms of the outstanding Series B 4% Convertible Preferred Stock (the “Series B Preferred Stock”).  The terms of the Series B Preferred Stock were originally established by the filing of the certificate of designation on February 17, 2011 (the “Original Filing”).

The principal changes included in the Certificate of Amendment are to: (i) add a hard floor price of $0.10 per share of common stock as a limitation to any future conversion price adjustment to the Series B Preferred Stock resulting from future sales of common stock (or common stock equivalents) or at the one year anniversary of the original issuance date (February 18, 2012) if the recent trading price (20 day VWAP) is below the then current conversion price; (ii) reclassify the consequence of certain breaches and triggering events such that the holders of the Series B Preferred Stock would not be entitled to potentially receive cash redemption in such events, but instead would have rights to receive additional shares of common stock (either in the form of increased dividend payments or upon redemption of their Series B Preferred); and (iii) take into account certain adjustment events that have occurred since the Original Filing, including the 1-for-4 reverse stock split of the Company’s common stock implemented after the close of business on April 13, 2011.

The purpose for adopting the Certificate of Amendment is to implement revisions that will cause the balance sheet value associated with the Series B Preferred Stock to be treated as stockholders’ equity, rather than as “mezzanine” equity, for accounting purposes.

The foregoing is not a complete summary of the terms of the Certificate of Amendment described in this Item 5.03, and reference is made to the complete text of the Certificate of Amendment that is filed herewith as Exhibit 3(i).

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3(i)	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series B 4% Convertible Preferred Stock, filed August 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 2011

WESTINGHOUSE SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3(i)	Certificate of Amendment to the Certificate of Designation of Preferences, Rights and Limitations of Series B 4% Convertible Preferred Stock, Filed August 23, 2011.